[TEXT]
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                               SECURITIES AND EXCHANGE COMMISSION

                                    WASHINGTON D.C. 20549

                                            FORM 8-K

                                          Current Report



Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of
1934
Date of Report (Date of earliest event reported) -  March 22,
1994

                         North Fork Bancorporation, Inc.
            (Exact name of Registrant as specified in its charter)

Delaware                 0-10280                    36-3154608
(State or other     (Commission        (IRS Employer of
jurisdiction         File Number)            Identification
incorporation)                                        No.)

        9025 Main Road
      Mattituck, New York
                                                          11952
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (516) 298-5000
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Item 5.      Other Events



FOR IMMEDIATE RELEASE            Contact:        Daniel M. Healy
                                                 Executive Vice President &
                                                 Chief Financial Officer



                   NORTH FORK BANCORPORATION REINSTATES DIVIDEND


     Mattituck, N.Y. - March 22, 1994 - North Fork Bancorporation, Inc. (NYSE:NFB) announced that its Board of Directors has declared the reinstatement of its' quarterly cash dividend to shareholders of 7.5 cents per common share. The dividend will be payable May 16, 1994, to shareholders of record at the close of business on April 29, 1994. "We are pleased to be in a position to reward our shareholders now that our Company is gaining in profitability and on sound financial footing", stated John Adam Kanas, Chairman, President & Chief Executive Officer.

     North Fork Bancorporation, Inc., with total assets of $1.9 billion, deposits of $1.4 billion and stockholders' equity of $154.5 million or $10.95 per share, is the holding company for North Fork Bank, a 35 branch commercial bank operating in Suffolk, Nassau, Westchester and Rockland Counties.





                                                  Contact:  Kim Carlson
                                                         (516) 298-5000
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                             SIGNATURE






Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:       March 22, 1994





                                           NORTH FORK BANCORPORATION, INC.



                                           By: /s/Daniel M. Healy
                                               Daniel M. Healy
                                               Executive Vice President
                                               and Chief Financial Officer